UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

November 16, 2015

Jubilant Flame International, LTD
(Exact name of registrant as specified in its charter)

Nevada	333-173456	27-2775885
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer of Identification No.)

2293 Hong Qiao Rd, Shanghai China, 200336

(Address of principal executive offices)

+86 21 64748888

Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 16, 2015 Jubilant Flame International LTD (the "Registrant") entered into a Distribution Agreement with Rubyfield Holdings LTD, a company organized under the laws of Hong Kong, with its principal place of business located at Unit 902, 9th Floor, Loke Yew Building, 50-52 Queen's Road Central Hong Kong ("Rubyfield"). The Registrant's president, Yan Li, is also president of Rubyfield and has voting control of Rubifield.

Pursuant to the Distribution Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1, Rubyfield granted to the Registrant the exclusive right to distribute in North America certain Rubyfield products (the "Products"). The Products include cosmetic products produced by Rubyfield including the following:

Rubyfield Products:

Product	Photo	Description
Reparo K II-Gen Patch

Contains ultra purified fermented collagen and Vitamin C derivatives to help with collagen synthesis and improve pigmentation and skin damage caused by stretch marks. It is also designed to induce the regeneration of collagen to improve the appearance of stretch marks.

Reparo K II-Gen Facial Mask

This highly-enriched nutritive mask contains 5% collagen which is the main component of the dermis of the skin. This product is designed to provide nutritive, elastic and moisturizing skin care after a single use.

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Reparo K II-Gen Essence

This moisturizing and antioxidant blend of 25% highly enriched undiluted collagen solution and Vitamin E derivatives is designed to improve skin aging and pigmentation, and comprehensively enhance the elasticity of skin.

Reparo CoCo Soft Peeling Essence

This Peeling Essence is designed to provide moist, clean and clear skin by removing the rough, thick dead skin without harming the underlying layer. When applied to the skin, the cellulose turns into scrub particles together with other ingredients including extracts of white willow bark and multi-fruit BSC/AHA.

Reparo Chojeong 88 Sparkling Water Gel	The natural ingredients including platycodon grandiflorum root extract, aloe vera etc in Chojeong Sparkling Water are designed to provide nutrition, moisture and a protective mask for the skin.

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Reparo CoCo Cleansing Water

Coconut based coco cleansing water is designed to cleanse the skin without washing. Containing coconut extract, a natural surfactant, it is designed to help provide moisture to the skin, clean blackheads and thoroughly clean makeup. Natural ingredients form a moisturizing membrane.

Collagen Wash-off Cleansing Foam	This cleansing product is designed to remove make-up and waste in pores.
Extra Solution Essential Skin-lotion	A 3-in-one product (toner + lotion + essence) that contains 10% hydrolysis collagen designed to supply nutrition and moisture to the skin.
Arbutin Whitening Cream

A cream designed to restrain the production of Melanin and remove Melanin to achieve a whitening effect. It is also designed to strengthen elasticity and supply nutrition to generate clean and healthy skin.

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Blemish Balm	A blemish balm designed to improve the appearance of wrinkles, and promote skin re-generation and cover skin defects.
Reprise in Tripeptide Essence Cream	A nutritional cream that is designed to tighten the skin by strengthening elasticity and quickly removing wrinkles.
Reprise in Tripeptide Skin Essence	A toner containing collagen and peptide that is designed to revitalize and moisturize the skin, reduce wrinkles and leave the skin feeling rich and soft.
Reprise in Tripeptide Eye Cream

The effective ingredients of hexa-peptide GANA (ingredients of BOTOX®[1]) are designed to help with absorption in the dermis, to work on deep wrinkles, to increase the density of the elastic cells and strengthen the thin skin around the eyes. This product is designed to provide excellent results in tightening the skin around the eyes and improving wrinkles.

Cell Pure 2500 Ampoule	Containing 25% super-pure low molecular collagen, this highly concentrated Ampoule is designed to supply moisture and nutrition to rough and dry skin, and to leave the skin elastic and healthy.

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[1] BOTOX® is a registered trademark of Allergan, Inc

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Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Distribution Agreement between Jubilant Flame International LTD and Rubyfield Holdings LTD

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Jubilant Flame International, LTD

Date: November 19, 2015	By:	/s/ Yan Li
Yan Li
President and Director

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